Exhibit 10.1

THE DUN & BRADSTREET CORPORATION

2009 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD

[DATE]

This RESTRICTED STOCK UNIT AWARD (this “Award”) is being granted to                      (the “Participant”) as of this          day of                     , 20     (the “Award Date”) by THE DUN & BRADSTREET CORPORATION (the “Company”) pursuant to THE DUN & BRADSTREET CORPORATION 2009 STOCK INCENTIVE PLAN (the “Plan”). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.

1. Grant of Restricted Stock Units. The Company hereby awards to the Participant pursuant to the Plan              restricted stock units (“RSUs”). Each RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Award and the Plan, one share of the Company’s common stock, par value $.01 (“Share”) on the delivery date as provided herein. Until delivery of the Shares, the Participant has only the rights of a general unsecured creditor of the Company, and no rights as a shareholder of the Company.

2. Vesting. Subject to Sections 3, 4 and 9 below, the restrictions on the applicable percentage of the RSUs shall lapse and such percentage of the RSUs shall vest on each “Vesting Date” set forth in the following schedule provided the Participant remains in the continuous active employ of the Company or its Affiliates during the period commencing on the Award Date and ending on the applicable Vesting Date:

Vesting Date	Percentage of RSUs Vested	# of RSUs Vested
MM/DD/20	20%
MM/DD/20	30%
MM/DD/20	50%

The foregoing provisions notwithstanding, and subject to the provisions of Section 8 below, the Company may cause such number of RSUs to vest to the extent necessary to satisfy any Tax-Related Items (as defined in Section 8 below) that may arise before the Vesting Dates.

3. Termination of Employment Before One Year Anniversary of Grant. If the Participant’s employment with the Company and its Affiliates terminates for any reason prior to the one year anniversary of the Award Date, the Participant shall forfeit all rights to and interests in the RSUs.

4. Termination of Employment On or After One Year Anniversary of Grant. If the Participant’s employment with the Company and its Affiliates terminates on or after the one year anniversary of the Award Date due to Retirement, death or Disability, any unvested RSUs shall become fully vested as of the employment termination date. If the Participant’s employment with the Company and its Affiliates terminates on or after the one year anniversary of the grant for any reason other than Retirement, death or Disability and prior to the next Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs.

5. Voting. The Participant will not have any rights of a shareholder of the Company with respect to RSUs until delivery of the underlying Shares.

6. Dividend Equivalents. Unless the Committee determines otherwise, in the event that a dividend is paid on Shares, an amount equal to such dividend shall be credited for the benefit of the Participant based on the number of RSUs credited to the Participant as of the dividend record date, and such credited dividend amount shall be in the form of an additional number of RSUs (which may include fractional RSUs) based on the Fair Market Value of a Share on the dividend payment date. The additional RSUs credited in connection with a dividend will be subject to the same restrictions as the RSUs in respect of which the dividend was paid, including, without limitation, the provisions governing time and form of settlement or payment applicable to the associated RSUs.

7. Transfer Restrictions. The RSUs are non-transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution,

attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the RSUs that have not been settled shall immediately be forfeited.

8. Withholding Taxes.

(a) Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax or other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU grant, including the grant, vesting or settlement of the RSU, the subsequent sale of Shares acquired and the receipt of any dividend equivalents or dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction between the Award Date and the date of any relevant taxable event, the Company and/or Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Notwithstanding anything to the contrary contained in this Award, it is a condition to the obligation of the Company to issue and deliver the Shares that the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding of Tax-Related Items of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to withhold all applicable Tax-Related Items by one or a combination of the following: (1) withholding from a payment of cash or check from the Participant, (2) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, (3) from proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (4) withholding from Shares to be issued upon vesting of the RSU. Anything in this Section 8 to the contrary notwithstanding, the right of the Company or the Employer to withhold any Tax-Related Items for any portion of the RSUs that is considered deferred compensation subject to Code Section 409A shall be limited to the minimum amount permitted to avoid a prohibited acceleration under Code Section 409A.

(c) To avoid negative accounting treatment, the Company or the Employer may withhold or account for Tax-Related Items (including withholding pursuant to applicable tax equalization policies of the Company or its Affiliates) by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the Company withholds in shares, it may deduct from the total number of Shares that have become vested that number of Shares having a fair market value equal to the applicable amount of withholding taxes due.

(d) Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this section.

9. Change in Control. If there is a Change in Control of the Company, any unvested RSUs shall become fully vested as of the date of the Change in Control provided the Participant remains in the continuous employ of the Company or its Affiliates from the Award Date until the date of the Change in Control.

10. Delivery of Shares.

(a) The Shares subject to the Award shall be delivered on (i) the applicable Vesting Dates or, (ii) if earlier, the earliest vesting event contemplated under (1) Section 4 above in connection with the Participant’s death or the termination of the Participant’s employment due to Disability or Retirement or (2) Section 9 above in connection with a Change in Control; provided, however, that if the Award or settlement of the Award constitutes an item of deferred compensation under Code Section 409A and the Change in Control is not a “change in control event” within the meaning of Code Section 409A, the Shares subject to the Award shall be delivered in accordance with the applicable Vesting Dates or, if earlier, the earliest vesting event contemplated under Section 4 in connection with the Participant’s death or the termination of the Participant’s employment due to Disability or Retirement.

(b) Anything in the provisions of this Award to the contrary notwithstanding, the delivery of the Shares subject to of the Award or any other payment under this Award that constitutes an item of deferred compensation under Code Section 409A and becomes payable to the Participant by reason of his or her termination of employment shall not be made to such Participant unless his or her termination of employment constitutes a “separation from service” (within the meaning of Code Section 409A). In addition, if such Participant is at the time of such separation from service a “specified employee” (within the meaning of Code Section 409A), the delivery of the Shares (or other payment) described in the foregoing sentence shall be made to the Participant on the earlier of (i) the first day immediately following the expiration of the six-month period measured from such Participant’s separation from service, or (ii) the date of the Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under U.S. Treasury Regulations issued under Code Section 409A.

(c) Until the Company determines otherwise, delivery of Shares on each applicable settlement date will be administered by the Company’s transfer agent or an independent third-party broker selected from time to time by the Company.

11. Change in Capital Structure. The terms of this Award, including the number of RSUs, shall be adjusted in accordance with Section 13 of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Shares or other similar changes in capitalization.

12. Detrimental Conduct Agreement. The obligations of the Company under this Award are subject to the Participant’s timely execution, delivery and compliance with the Detrimental Conduct Agreement in the form provided by the Company to the Participant.

13. Code Section 409A. This Award is intended to be exempt from or compliant with Code Section 409A and the U.S. Treasury Regulations relating thereto so as not to subject the Participant to the payment of additional taxes and interest under Code Section 409A. In furtherance of this intent, the provisions of this Award will be interpreted, operated, and administered in a manner consistent with these intentions. The Committee may modify the terms of this Award, the Plan or both, without the consent of the Participant, beneficiary or such other person, in the manner that the Committee may determine to be necessary or advisable in order to comply with Code Section 409A and to avoid the imposition of any penalty tax or other adverse tax consequences under Code Section 409A. This Section 13 does not create an obligation on the part of the Company to modify the terms of this Award or the Plan and does not guarantee that the Award or the delivery of Shares under the Award will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. The Company will have no liability to the Participant or any other party if the Award, the delivery of Shares upon settlement of the Award or other payment hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

14. Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Corporate Secretary Department, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey

07078. The Plan and this Award constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

15. No Rights to Continued Employment. Nothing contained in the Plan or this Award shall give the Participant any right to be retained in the employment of the Company or its Affiliates or affect the right of any such Employer to terminate the Participant. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any Participant. The Plan is a discretionary plan, and participation by the Participant is purely voluntary. Further, the future value of the underlying Shares is unknown and cannot be predicted with certainty. Participation in the Plan with respect to this Award shall not entitle the Participant to participate with respect to any other award. Any payment or benefit paid to the Participant with respect to this Award shall not be considered to be part of the Participant’s “salary,” and thus, shall not be taken into account for purposes of determining the Participants’ termination indemnity, severance pay, retirement or pension payment, or any other Participant benefits, except to the extent required by applicable law.

16. Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

18. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding the Participant’s participation in the Plan, or the acquisition or sale of underlying Shares. The Participant is advised to consult with his or her personal tax, legal, and financial advisors regarding the decision to participate in the Plan before taking any action related to the Plan.

19. Language. If the Participant receives this Award or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant hereby agrees that all on-line acknowledgements shall have the same force and effect as a written signature.

21. Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSU and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22. Governing Law.

(a) The laws of the State of New Jersey, U.S.A., including tort claims, (without giving effect to its conflicts of law principles) govern exclusively all matters arising out of or relating to this Award, including, without limitation, its validity, interpretation, construction, performance, and enforcement.

(b) Any party bringing a legal action or proceeding against any other party arising out of or relating to this Award shall bring the legal action or proceeding in the United States District Court for the District of New Jersey and any of the courts of the State of New Jersey, U.S.A.

(c) Each of the Company and the Participant waives, to the fullest extent permitted by law, (a) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Award brought in any court of the State of New Jersey, U.S.A., or the United States District Court for the District of New Jersey, including, without limitation, a motion to dismiss on the grounds of forum non conveniens or lack of subject matter jurisdiction; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Each of the Company and the Participant submits to the exclusive jurisdiction (both personal and subject matter) of (a) the United States District Court for the District of New Jersey and its appellate courts, and (b) any court of the State of New Jersey, U.S.A., and its appellate courts, for the purposes of all legal actions and proceedings arising out of or relating to this Award.

IN WITNESS WHEREOF, this Restricted Stock Unit Award has been duly executed as of the date first written above.

THE DUN & BRADSTREET CORPORATION

By:
Patricia A. Clifford
Leader, Winning Culture